BUSANDA EXPLORATIONS INC.
A Nevada Corporation
________________________________________________________________________________________________________________________

 June 18, 2003

TO EACH OF THE SHAREHOLDERS OF
IMAGE INNOVATIONS INC., A DELAWARE CORPORATION

Dear Sirs:

Re:    BUSANDA EXPLORATIONS INC. (the "Corporation")
                        -       Offer to Acquire All of the Issued and Outstanding Shares of Image Innovations Inc., a Delaware corporation (“Image Innovations”)
                                                                pursuant to Regulation S of the United States Securities Act of 1933 (the “Act”)

________________________________________________________________________________________________________________________________________

We write to set forth the offer of the Corporation (the “Offer”) to you to purchase all shares of the common stock of Image Innovations that are registered in your name (the “Image Innovations Shares”).

The Corporation is making concurrent offers to each of the shareholders of Image Innovations, each of whom is not a U.S. shareholder (together, the “Concurrent Offers”). The Corporation is making these Concurrent Offers pursuant to the exemptions from the prospectus and registration requirements provided by Regulation S of the Act and the British Columbia Securities Act, where applicable. If Concurrent Offers are accepted by all shareholders of Image Innovations, then the Corporation will own all of the issued and outstanding shares of Image Innovations.

If the acquisition of all of the outstanding shares of Image Innovations is completed, the Corporation will issue an aggregate of 10,000,000 shares of its common stock to the existing shareholders of Image Innovations and will have a total of 18,170,000 shares of common stock outstanding. Accordingly, the existing shareholders of Image Innovations will own 55% of the outstanding shares of the Corporation. The Corporation has no assets or business operations as of the date of this Offer. Accordingly, the existing shareholders of Image Innovations will suffer dilution if this transaction is completed. The Corporation is presently a reporting issuer under the Securities Exchange Act of 1934. You may review information regarding the business and financial condition of the Corporation, including the Corporation’s financial statements, on the web site of the Securities and Exchange Commission at www.sec.gov . You are advised to review this information and to discuss this Offer and the information regarding the Corporation with your professional advisors prior to acceptance of this Offer. You are also advised that Mr. Derick Sinclair, President of the Corporation, has agreed to sell the 1,000,000 shares of the Corporation’s common stock held by Mr. Sinclair to the current directors of Image Innovations, namely Mr. Alain Kardos, Mr. Chris Smith and Mr. Clifford Wilkins, or to their associates, in separate, private transactions. It is also anticipated that Mr. Kardos, Mr. Smith and Mr. Wilkins will be appointed as directors of the Corporation upon completion of the acquisition of Image Innovations.

This Offer is on the terms and is subject to the conditions set forth in this letter. If this Offer is acceptable, we ask that you accept this Offer by following the instructions in Section 5 of this Offer. This Offer is open for acceptance until 5:00 p.m. (Pacific Time) on June 29, 2003 (the “Expiry Time”), at which time this offer will terminate unless extended in writing. This Offer will lapse if not accepted by you by the Expiry Time.

The Offer is on the following terms and is subject to the following conditions:

  1.       Offer to Purchase

The Corporation offers to purchase from you all of your Image Innovations Shares. The Offer is subject to acceptance by shareholders of Image Innovations representing all of the issued and outstanding shares of the common stock of Image Innovations pursuant to this Offer and the Concurrent Offers (the “Minimum Acceptance Requirement”). Upon acceptance by you, this Offer will become a firm and binding agreement between the Corporation and you for the sale of your Image Innovations Shares to the Corporation on the terms and subject to the conditions of this Offer.

  2.       Issue of Corporation Shares

The Corporation will issue to you ten thousand (10,000) shares of common stock of the Corporation (each a “Corporation Share” and together, the “Corporation Shares”) in consideration for each Image Innovations Share that you own on closing if you accept this Offer and conditions of closing described in Section 5 of this Offer are met. Delivery of share certificates representing the Corporation Shares will be in accordance with Section 5 of this Offer and will be conditional upon delivery by you of any share certificates representing your Image Innovations Shares that have been delivered to you by Image Innovations.

3.      Regulation S Agreements

You must not be a “U.S. Person” in order for you to accept this Offer as the Corporation Shares are being offered to you pursuant to Regulation S of the Act. A “U.S. Person” is defined by Regulation S of the Act to be any person who is:

   (1)       any natural person resident in the United States;
   (2)       any partnership or corporation organized or incorporated under the laws of the United States;
   (3)       any estate of which any executor or administrator is a U.S. person;
   (4)       any trust of which any trustee is a U.S. person;
   (5)       any agency or branch of a foreign entity located in the United States;
         (6)       any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and
   (7)       any partnership or corporation if:

     (1)       organized or incorporated under the laws of any foreign jurisdiction; and

                             (2)       formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

If you are a U.S Person, as defined above, then you are not eligible to accept this Offer and any acceptance by you will not obligate the Corporation to purchase your Image Innovations Shares.

By execution of the Offer, you will also agree with the Corporation as follows as a condition of the Corporation issuing the Corporation Shares to you:

                              (1)       You will resell the Corporation Shares only in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act;

      (2)       You did not receive this Offer in the United States and did not accept this Offer in the United States;

            (3)       The Corporation will refuse to register any transfer of the Corporation Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration;

      (4)       You will not engage in hedging transactions with respect to the Corporation Shares unless in compliance with the Act.

You will acknowledge and agree by acceptance of this Offer that the Corporation Shares are “restricted securities” under the Act and that all certificates representing the Corporation Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
                                                 UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN
                                                 RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTSOF THE
                                                ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES
                                               MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT
                                               IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS, PURSUANT TO AN EFFECTIVE
                                              REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM
                                              REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES
                                              MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"

THE SECURITIES MAY BE DISTRIBUTED TO INDIVIDUALS RESIDENT IN THE PROVINCE OF BRITISH COLUMBIA PURSUANT TO EXEMPTIONS FROM THE PROSPECTUS REQUIREMENTS OF THE BRITISH COLUMBIA SECURITIES ACT. THE CORPORATION IS NOT AND MAY NEVER BE A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA. THE COMMON SHARES OF THE CORPORATION MAY NOT BE RESOLD IN THE PROVINCE OF BRITISH COLUMBIA EXCEPT UNDER A PROSPECTUS OR STATUTORY EXEMPTION AVAILABLE ONLY IN SPECIFIC AND LIMITED CIRCUMSTANCES UNLESS AND UNTIL THE ISSUER BECOMES A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA, AND SUCH COMMON SHARES ARE HELD THEREAFTER FOR THE APPLICABLE HOLD PERIOD. THE CORPORATION HAS NO PLANS TO BECOME A REPORTING ISSUER IN THE PROVINCE OF BRITISH COLUMBIA.

4. Additional Representations and Warranties

You will make the following representations and warranties to the Corporation by acceptance of this Offer that will be relied upon by the Corporation in purchasing your Image Innovations Shares:

    (1)      The Image Innovations Shares are owned by you as the legal and beneficial owner with a good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever;

     (2)     You have all necessary power and authority to deal with, transfer and sell Image Innovations Shares in accordance with this Agreement;

     (3)     No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from you of any of Image Innovations Shares held by you;

                       (4)     The entering into of this agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any agreement, written or oral, to which you may be a party;

     (5)     This agreement has been duly authorized, validly executed and delivered by you;

     (6)     You have had full opportunity to review the Corporation’s filings with the United States Securities and Exchange Commission ("SEC”) and additional information regarding the business and financial condition of the Corporation with your legal, tax and financial advisors prior to acceptance of the Offer;

     (7)     You hereby acknowledge that this Offer and the offering of Corporation Shares has not been reviewed by the SEC or the British Columbia Securities
              Commission and that the Corporation Shares will be issued by the Corporation pursuant to an exemption from registration provided by Regulation S pursuant to the United States Securities Act and the Canadian provincial securities statutes of British Columbia and Alberta;

     (8)     You are not aware of any advertisement of the Corporation Shares;

      (9)       You are acquiring the Corporation Shares subscribed to hereunder as principal for your own benefit and as an investment for your own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and you have no present intention of selling, granting any participation in, or otherwise distributing the same;

      (10)      You do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any acquisition of the Corporation Shares;

      (11)      You have full power and authority to accept this Offer which, when accepted, will constitute a valid and legally binding obligation, enforceable in accordance with its terms;

      (12)      You can bear the economic risk of an investment in the Corporation Shares;

      (13)      You have satisfied yourself as to the full observance of the laws of your jurisdiction in connection with the Offer, including (i) the legal requirements within your jurisdiction for the issuance of the Corporation Shares to you, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acceptance of this Offer by you;

      (14)      You have such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect your interests in connection with this transaction.

      5.       Acceptance and Closing

The closing of the purchase and sale of your Image Innovations Shares (the “Closing”) will take place on June 30, 2003, subject to the satisfaction of the following conditions:

          1.               the Corporation will have received acceptances of the Concurrent Offers representing the agreement of the shareholders of Image Innovations to sell all of the shares of Image Innovations to the Corporation;

                           2.               Image Innovations will have delivered to the Corporation the following financial statements, each in the form necessary to satisfy the Corporation’s disclosure obligations as a reporting issuer under the Securities Exchange Act of 1934 arising as a consequence of the acquisition by the
                                             Corporation of Image Innovations:

                           (a)       Audited financial statements for the period ended March 31, 2003, including an audited balance sheet as at March 31, 2003 and statements of income, statements of cash flows and statements of stockholders equity for the period ended March 31, 2003;

                          (b)       Pro forma financial statements showing the effect of the acquisition of Image Innovations by the Corporation and including a pro forma balance sheet as at March 31, 2003 and pro forma statements of income for the period ended March 31, 2003.

In the event that the above conditions are not satisfied, then the Corporation will have no obligation to purchase your Image Innovation Shares and will have no liability or other obligation to you.

The Closing will be completed by the issue by the Corporation of the Corporation Shares in your name against delivery by you of certificates representing your Image Innovation Shares duly endorsed for transfer to the Corporation. You agree that the certificates representing the Corporation Shares may be delivered to you after Closing by no later than July 15, 2003 in order to facilitate printing of share certificates by the Corporation’s transfer agent.

If you wish to accept this Offer, then you must execute this Offer where indicated below and deliver the executed Offer together with any share certificates representing your Image Innovations Shares duly endorsed for transfer to the Corporation to us at our address as follow:

                BUSANDA EXPLORATIONS INC.
                1550 Ostler Court
                North Vancouver, BC Canada
                Attention: Mr. Derick Sinclair, President
                Facsimile: 604 924-8000

Yours truly,

BUSANDA EXPLORATIONS INC.
by its authorized signatory:

     “Derick Sinclair”
    Per:       ________________________
      Derick Sinclair
                  President

The undersigned shareholder of Image Innovations hereby (i) accepts the Offer of Busanda Explorations Inc.; (ii) confirms the representation and warranties of the shareholder herein; and (iii) hereby sells, assigns and transfers to Busanda Explorations Inc. the number of shares of the common stock of Image Innovations indicated below free and clear of all liens, charges and encumbrances in consideration for the issue of shares of the common stock of Busanda Explorations Inc. on the terms and subject to the conditions of the Offer. The undersigned shareholder hereby irrevocably constitutes and appoints Alain Kardos as the attorney of the shareholder to transfer all shares of Image Innovations in the name of the shareholder, with full power of substitution in the premises. The undersigned shareholder agrees that a faxed copy of the shareholder’s signature may be relied upon for acceptance for Busanda Explorations Inc. and will be effective to bind the shareholder.

Date of Acceptance:                                                             ________________  23rd June 2003_______________

                                                                          /s/ Christopher Smith
Signature of Image Innovations Shareholder:                      _____________________________________________

Name of Image Innovations Shareholder:                            ________________Christopher Smith______________

Number of Shares of Image Innovations Held:                     ____________________55_______________________